MobilePro Corp
6701 Democracy Blvd.
Suite 300
Bethesda, MD 20817

PRESS RELEASE
FOR RELEASE Tuesday, Jan. 4, 2006

MobilePro Announces LOI to Acquire Kite Networks and Kite Broadband
Kite CEO Jerry Sullivan to Lead Combined NeoReach/Kite Broadband Wireless Effort

Bethesda, MD, January 4, 2006 -- MobilePro Corp. (OTC Bulletin Board: MOBL), a broadband telecommunications services company, announced today that it has signed a letter of intent to acquire 100% of the stock of Kite Networks, Inc. and the remaining 49% of Kite Broadband, LLC, which it does not already own. The transaction is expected to close within 30 days. The terms of the transaction were not disclosed.

“Jerry Sullivan and his team have a spectacular track record as wireless networks operators and of generating compelling investment returns for their financial sponsors,” said Jay Wright, chairman and CEO of MobilePro. “I am thrilled with the prospect of Jerry and his entire wireless team joining us full time. Jerry’s last major deal, Tritel, Inc., one of the PCS affiliates of AT&T Wireless, was enormously successful, both operationally and financially, with a multi-billion-dollar exit price for his shareholders. I look forward to moving expeditiously to close this transaction.”

Jerry Sullivan, CEO of Kite Networks and Kite Broadband, said, “I and the rest of our management team are extremely excited to be working with Jay and MobilePro as we continue to build significant shareholder value over the next few years. Combining the wireless deployment and operational experience of our management team with MobilePro’s platform and strong position in the muni-wireless arena should position the combined companies for tremendous success in the future.”

At closing, Sullivan will assume the role as CEO of NeoReach, Inc., be appointed to the board of directors of MobilePro and will serve as a member of MobilePro’s executive team. Jay Wright will maintain his current position as chairman and CEO of MobilePro.

About Kite Networks, Inc. and Kite Broadband, LLC
Privately held and based in Ridgeland, Miss., Kite Networks and Kite Broadband, innovators in providing fixed wireless broadband, deliver high-speed Internet access, e-mail and web hosting to businesses and consumers through point-to-point and point-to-multipoint fixed wireless broadband networks. Through its ease of implementation and using advanced wireless technology, the Kite companies offer its customers a suite of services, which provides attractive pricing and superior performance as compared to other alternative broadband solutions. As integrated communications providers, Kite Networks and Kite Broadband have emerged as significant leaders in wireless broadband technology. For more information, visit http://www.kite.net. For additional information regarding Kite Networks or Kite Broadband, contact Alan Crancer at (601) 914-2000, e-mail: acrancer@kite.net.

About MobilePro Corp.
MobilePro Corp. is one of North America’s leading wireless broadband companies, serving over 20,000 wireless broadband customers through its subsidiaries NeoReach Wireless and Kite Broadband. The company, based in Bethesda, Md., is focused on creating shareholder value by acquiring and growing profitable telecommunications companies, developing innovative wireless technologies and forging strategic alliances with well-positioned companies in complementary product lines and industries. MobilePro serves more than 200,000 total customers throughout the United States with a broad array of telecommunications services.

An investment profile about MobilePro Corp. may be found online at http://www.hawkassociates.com/mobilepro/profile.htm.

For more information regarding MobilePro, contact MobilePro CEO Jay Wright at (301) 315-9040, e-mail: jwright22@closecall.com. For investor relations information regarding MobilePro, contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com. Detailed information about MobilePro can be found at http://www.mobileprocorp.com. An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com.

Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements," which are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See the company's Form 10-KSB for the fiscal year ended March 31, 2005 and its Forms 10-QSB for the quarters ended June 30, 2005 and September 30, 2005 for a discussion of such risks, uncertainties and other factors. These forward-looking statements are based on management's expectations as of the date hereof, and the company does not undertake any responsibility to update any of these statements in the future.